Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	SVP — Finance	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD TRUST REPORTS FIRST QUARTER 2014 RESULTS

RevPAR Increase of 8.5% for Hotels Not Under Renovation

Pro Forma Hotel EBITDA Margin Increase of 127 basis points for All Hotels

DALLAS, May 8, 2014 — Today, Ashford Hospitality Trust, Inc. (NYSE: AHT) (“the Company” or “Ashford Trust”) reported the following results and performance measures for the first quarter ended March 31, 2014.  Prior to the third quarter of 2013, the Company reported its Legacy Portfolio and Highland Hospitality Portfolio pro forma hotel operating statistics separately.  In the third quarter 2013, the Company changed its reporting format and now combines the pro forma hotel operating statistics for its Legacy Portfolio and Ashford Trust’s pro rata share of the Highland Hospitality Portfolio as the Ashford Trust Portfolio.  The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) are pro forma.  Unless otherwise stated, all reported results compare the first quarter ended March 31, 2014, with the first quarter ended March 31, 2013 (see discussion below).  The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

FINANCIAL AND OPERATING HIGHLIGHTS

•                  RevPAR for the Ashford Trust Portfolio hotels increased 7.5% during the quarter

•                  RevPAR for all Ashford Trust Portfolio hotels not under renovation increased 8.5% during the quarter

•                  Hotel EBITDA increased 10.4% for all Ashford Trust Portfolio hotels

•                  Hotel EBITDA flow-through was 53% for all Ashford Trust Portfolio hotels

•                  Net loss attributable to common shareholders for the Company was $10.9 million, or $0.13 per diluted share, compared with net loss attributable to common shareholders of $23.2 million, or $0.34 per diluted share, in the prior-year quarter

•                  Adjusted funds from operations (AFFO) for the Company was $0.25 per diluted share for the quarter as compared with $0.35 from the prior-year quarter

•                  Interest rate derivative income decreased by $6.2 million from the prior year quarter, impacting AFFO per share by $0.06

•                  The prior year results also include the operations of the Ashford Prime portfolio

•                  During the first quarter, the Company refinanced its $165 million MIP Portfolio mortgage loan with a new $200 million non-recourse mortgage loan resulting in excess proceeds of approximately $30 million

•                  Ashford Trust announced its Board of Directors unanimously approved a plan to spin-off its asset management business into a separate publicly traded company in the form of a taxable distribution to be comprised of common stock in Ashford, Inc., a newly formed or successor company of the Company’s existing advisor subsidiary, Ashford Hospitality Advisors LLC

•                  At the end of the first quarter 2014, the Company had total net working capital, including its pro rata share of the Highland Hospitality Portfolio net working capital and the market value of its OP Units in Ashford Prime, of $395 million

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CAPITAL EXPENDITURES

•                  Capex invested in the quarter for the Ashford Trust Portfolio was $40.8 million

CAPITAL STRUCTURE

At March 31, 2014, the Company had total assets of $2.6 billion in continuing operations, and $3.5 billion overall including the Highland Hospitality Portfolio which is not consolidated.  As of March 31, 2014, the Company had $1.8 billion of mortgage debt in continuing operations and $2.6 billion overall including the Highland Hospitality Portfolio.  Ashford Trust’s total combined debt had a blended average interest rate of 5.6%, with a weighted average debt maturity of 2.8 years.

On January 27, 2014, the Company refinanced its $165 million MIP Portfolio mortgage loan with a new $200 million non-recourse mortgage loan with a two-year initial term and three one-year extension options, subject to the satisfaction of certain conditions.  The new loan is interest only and provides for a floating interest rate of LIBOR + 4.75% with a 0.20% LIBOR Floor.  The refinance resulted in excess net proceeds of approximately $30 million.  The new loan remains secured by the same five hotels including: the Embassy Suites Philadelphia Airport, Embassy Suites Walnut Creek, Sheraton Mission Valley San Diego, Sheraton Anchorage and the Hilton Minneapolis/St Paul Airport Mall of America.

On February 27, 2014, Ashford Trust announced that its Board of Directors unanimously approved a plan to spin-off its asset management business into a separate publicly traded company in the form of a taxable distribution.  The distribution will be comprised of common stock in Ashford, Inc. (“Ashford Inc.”), a newly formed or successor company of the Company’s existing advisor subsidiary, Ashford Hospitality Advisors LLC, which currently advises Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime”).  The Company plans to file a listing application for Ashford Inc. with the NYSE or NYSE MKT Exchanges.  This distribution is anticipated to be declared during the third quarter of 2014; however, it remains subject to the review of the registration statement on Form 10 filed with the Securities and Exchange Commission (“SEC”) on April 7, 2014, the approval of the listing of shares by the applicable exchange, and other legal requirements. The Company cannot be certain this distribution will proceed or proceed in the manner as currently anticipated.

In connection with the spin-off, it is anticipated that Ashford Inc. will enter into a 20-year advisory agreement to externally advise the Company and will continue to externally advise Ashford Prime.  It is expected that Ashford Inc. will be well positioned to grow its asset management business.  The Company’s investment securities subsidiary is raising capital and it is expected that Ashford Inc. will advise this platform.  In addition, other business opportunities for Ashford Inc. include future external advisory services to other platforms, such as a select service hotel platform and a hotel debt platform, both of which are opportunities being explored by the Company.  Further, it is anticipated that Ashford Inc. will pursue other business acquisitions which may include hotel management, project and construction management, and other hospitality-related services.

On March 1, 2014, the Company completed the sale of the Pier House Resort to Ashford Prime for total consideration of $92.7 million.  In connection with the transaction, Ashford Prime assumed the existing $69 million property level debt financing that the Company closed in September 2013.

Subsequent to the quarter end, on April 9, 2014, the Company announced it had priced its follow-on public offering of 7,500,000 shares of common stock at $10.70 per share.  The Company granted the underwriters a 30-day option to purchase up to an additional 1,125,000 shares of common stock.  Settlement of the offering occurred on April 14, 2014, generating total net proceeds of $77 million.  Ashford Trust intends to use the net proceeds of the offering for general corporate purposes, including, without limitation, hotel-related investments, capital expenditures, working capital and repayment of debt or other obligations.

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PORTFOLIO REVPAR

As of March 31, 2014, the Ashford Trust Portfolio consisted of direct hotel investments with 114 properties classified in continuing operations.  During the first quarter of 2014, 95 of the Ashford Trust Portfolio hotels included in continuing operations were not under renovation.  The Company believes reporting its operating metrics for the Ashford Trust Portfolio hotels in continuing operations on a pro forma total basis (all 114 hotels) and pro forma not under renovation basis (95 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its portfolio.  Details of each category are provided in the tables attached to this release.

•                  Pro forma RevPAR increased 7.5% to $101.55 for all hotels in the Ashford Trust Portfolio on a 3.4% increase in ADR and a 4.0% increase in occupancy

•                  Pro forma RevPAR increased 8.5% to $101.57 for hotels not under renovation in the Ashford Trust Portfolio on a 3.0% increase in ADR and a 5.4% increase in occupancy

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

The Company believes year-over-year Hotel EBITDA and Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons.  Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Hotel EBITDA and Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Ashford Trust Portfolio, including its pro-rata share of the Highland Hospitality Portfolio as of the end of the current period.  As the Company’s portfolio mix changes from time to time so will the seasonality for Pro forma Hotel EBITDA and Pro forma Hotel EBITDA margin.  The details of the quarterly calculations for the previous four quarters for the 114 Ashford Trust Portfolio hotels included in continuing operations are provided in the table attached to this release.

COMMON STOCK DIVIDEND

On March 17, 2014, the Company announced that its Board of Directors had declared a quarterly cash dividend of $0.12 per diluted share for the Company’s common stock for the first quarter ending March 31, 2014, payable on April 15, 2014, to shareholders of record as of March 31, 2014.

“We are extremely pleased with our first quarter results which reflect continued improvement in the operating performance of our Ashford Trust portfolio.  This is in no small part due to the revenue initiatives implemented by our affiliated property manager, Remington.  Also, we are now starting to see the benefits from specific capital expenditures that we previously implemented to unlock the full value of our assets,” commented Monty J. Bennett, Ashford Trust’s Chairman and Chief Executive Officer.  “On a parallel path, we have significantly increased our liquidity resources by capitalizing on the current attractive interest rates and debt market conditions with strategic refinancing transactions and our most recent equity raise.  You can expect us to continue to proactively address our debt maturities and opportunistically take out excess proceeds to grow our cash balance.  Also, on the acquisition front, we continue to see attractive investment opportunities and will seek to grow our portfolio if we believe it is accretive to shareholder value.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Trust, Inc. will conduct a conference call on Friday, May 9, 2014, at 11:00 a.m. ET.  The number to call for this interactive teleconference is (480) 629-9835.  A replay of the conference call will be available through Friday, May 16, 2014, by dialing (303) 590-3030 and entering the confirmation number, 4678388.

The Company will also provide an online simulcast and rebroadcast of its first quarter 2014 earnings release conference call.  The live broadcast of Ashford Hospitality Trust’s quarterly conference call will be available online at

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the Company’s web site, www.ahtreit.com on Friday, May 9, 2014, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel Operating Profit.  FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us.  Neither FFO, AFFO, EBITDA, nor Hotel Operating Profit represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions.  However, management believes FFO, AFFO, EBITDA, and Hotel Operating Profit to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

*  *  *  *  *

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; and the satisfaction of conditions to, or the completion of, the proposed spin-off of Ashford Inc.  These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.  EBITDA is defined as net income before interest, taxes, depreciation and amortization.  EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price.  A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price.  Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues.  Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues.  Hotel EBITDA Margin is Hotel EBITDA divided by total revenues.  Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking

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statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Cash and cash equivalents	$154,110	$128,780
Marketable securities	33,096	29,601
Total cash, cash equivalents and marketable securities	187,206	158,381
Investment in hotel properties, net	2,076,164	2,164,389
Restricted cash	62,853	61,498
Accounts receivable, net of allowance of $190 and $242, respectively	30,689	21,791
Inventories	1,997	1,946
Notes receivable, net of allowance of $7,836 and $7,937, respectively	3,424	3,384
Investment in Highland Hospitality	136,548	139,302
Investment in Ashford Prime OP	54,651	56,243
Deferred costs, net	9,966	10,155
Prepaid expenses	11,558	7,519
Derivative assets, net	95	19
Other assets	5,046	4,303
Due from Ashford Prime, net	1,580	13,042
Due from affiliates	761	1,302
Due from related party, net	877	—
Due from third-party hotel managers	35,960	33,728
Total assets	$2,619,375	$2,677,002

LIABILITIES AND EQUITY
Liabilities:
Indebtedness	$1,780,432	$1,818,929
Capital leases payable	—	28
Accounts payable and accrued expenses	68,946	70,683
Dividends payable	20,891	20,735
Unfavorable management contract liabilities	6,812	7,306
Due to related party, net	—	270
Due to third-party hotel managers	1,362	958
Liabilities associated with marketable securities and other	5,946	3,764
Other liabilities	1,261	1,286
Total liabilities	1,885,650	1,923,959

Redeemable noncontrolling interests in operating partnership	194,210	134,206

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized -
Series A Cumulative Preferred Stock, 1,657,206 shares issued and outstanding at March 31, 2014 and December 31, 2013	17	17
Series D Cumulative Preferred Stock, 9,468,706 shares issued and outstanding at March 31, 2014 and December 31, 2013	95	95
Series E Cumulative Preferred Stock, 4,630,000 shares issued and outstanding at March 31, 2014 and December 31, 2013	46	46
Common stock, $0.01 par value, 200,000,000 shares authorized, 124,896,765 shares issued, 80,940,880 and 80,565,563 shares outstanding, respectively	1,249	1,249
Additional paid-in capital	1,645,590	1,652,743
Accumulated other comprehensive loss	(135)	(197)
Accumulated deficit	(969,035)	(896,110)
Treasury stock, at cost (43,955,885 shares and 44,331,202 shares, respectively)	(139,333)	(140,054)
Total shareholders’ equity of the Company	538,494	617,789
Noncontrolling interests in consolidated entities	1,021	1,048
Total equity	539,515	618,837
Total liabilities and equity	$2,619,375	$2,677,002

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
REVENUE
Rooms	$157,721	$183,469
Food and beverage	28,239	39,650
Other	6,377	8,716
Total hotel revenue	192,337	231,835
Advisory services	2,194	—
Other	1,065	107
Total revenue	195,596	231,942
EXPENSES
Hotel operating expenses
Rooms	34,921	42,156
Food and beverage	19,323	27,175
Other expenses	58,542	68,292
Management fees	7,780	9,893
Total hotel operating expenses	120,566	147,516
Property taxes, insurance and other	9,620	12,248
Depreciation and amortization	26,229	32,480
Impairment charges	(101)	(96)
Corporate, general and administrative:
Stock/unit-based compensation	4,488	8,343
Other general and administrative	8,247	6,173
Total operating expenses	169,049	206,664
OPERATING INCOME	26,547	25,278
Equity in loss of unconsolidated entities	(3,498)	(6,888)
Interest income	6	36
Other income	1,277	5,822
Interest expense	(26,586)	(33,448)
Amortization of loan costs	(1,939)	(1,932)
Write-off of loan costs and exit fees	(2,028)	(1,971)
Unrealized gain on marketable securities	1	2,701
Unrealized loss on derivatives	(347)	(7,149)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(6,567)	(17,551)
Income tax expense	(216)	(604)
LOSS FROM CONTINUING OPERATIONS	(6,783)	(18,155)
Gain on sale of hotel property, net of tax	3,491	—
NET LOSS	(3,292)	(18,155)
Loss from consolidated entities attributable to noncontrolling interests	27	707
Net loss attributable to redeemable noncontrolling interests in operating partnership	877	2,762
NET LOSS ATTRIBUTABLE TO THE COMPANY	(2,388)	(14,686)
Preferred dividends	(8,490)	(8,490)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(10,878)	$(23,176)

LOSS PER SHARE — BASIC AND DILUTED
Basic:
Net loss attributable to common shareholders	$(0.13)	$(0.34)
Weighted average common shares outstanding — basic	81,690	67,682

Diluted:
Net loss attributable to common shareholders	$(0.13)	$(0.34)
Weighted average common shares outstanding — diluted	81,690	67,682

Dividends declared per common share:	$0.12	$0.12

Amounts attributable to common shareholders:
Net loss attributable to the Company	$(2,388)	$(14,686)
Preferred dividends	(8,490)	(8,490)
Net loss attributable to common shareholders	$(10,878)	$(23,176)

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013

Net loss	$(3,292)	$(18,155)
Loss from consolidated entities attributable to noncontrolling interests	27	707
Net loss attributable to redeemable noncontrolling interests in operating partnership	877	2,762
Net loss attributable to the Company	(2,388)	(14,686)
Interest income	(6)	(36)
Interest expense and amortization of loan costs	28,491	34,972
Depreciation and amortization	26,191	31,661
Income tax expense	228	604
Net loss attributable to redeemable noncontrolling interests in operating partnership	(877)	(2,762)
Equity in loss of unconsolidated entities	3,498	6,888
Company’s portion of EBITDA of unconsolidated entities (Ashford Prime OP)	2,534	—
Company’s portion of EBITDA of unconsolidated entities (Highland)	20,575	17,389
EBITDA	78,246	74,030
Amortization of unfavorable management contract liabilities	(494)	(612)
Impairment charges	(101)	(96)
Gain on sale of hotel property	(3,503)	—
Write-off of loan costs and exit fees	2,028	1,971
Other income (1)	(1,277)	(5,822)
Unrealized gain on marketable securities	(1)	(2,701)
Unrealized loss on derivatives	347	7,149
Equity-based compensation	4,488	8,342
Company’s portion of adjustments to EBITDA of unconsolidated entities (Ashford Prime OP)	314	—
Company’s portion of adjustments to EBITDA of unconsolidated entities (Highland)	(506)	19
Adjusted EBITDA	$79,541	$82,280

(1)         Other income, primarily consisting of income from interest rate derivatives and net realized gain/loss on marketable securities in both periods, is excluded from Adjusted EBITDA.

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013

Net loss	$(3,292)	$(18,155)
Loss from consolidated entities attributable to noncontrolling interests	27	707
Net loss attributable to redeemable noncontrolling interests in operating partnership	877	2,762
Preferred dividends	(8,490)	(8,490)
Net loss attributable to common shareholders	(10,878)	(23,176)
Depreciation and amortization on real estate	26,105	31,615
Gain on sale of hotel property	(3,503)	—
Net loss attributable to redeemable noncontrolling interests in operating partnership	(877)	(2,762)
Equity in loss of unconsolidated entities	3,498	6,888
Company’s portion of FFO of unconsolidated entities (Ashford Prime OP)	785	—
Company’s portion of FFO of unconsolidated entities (Highland)	8,851	5,636
FFO available to common shareholders	23,981	18,201
Write-off of loan costs and exit fees	2,028	1,971
Impairment charges	(101)	(96)
Other income (1)	(1,277)	393
Unrealized gain on marketable securities	(1)	(2,701)
Unrealized loss on derivatives	347	7,149
Equity-based compensation adjustment related to modified employment terms	—	4,678
Company’s portion of adjustments to FFO of unconsolidated entities (Ashford Prime OP)	321	—
Company’s portion of adjustments to FFO of unconsolidated entities (Highland)	(506)	19
Adjusted FFO available to common shareholders	$24,792	$29,614
Adjusted FFO per diluted share available to common shareholders	$0.25	$0.35
Weighted average diluted shares	101,149	85,794

(1)         Other income, primarily consisting of net realized gain/loss on marketable securities in both periods, is excluded from Adjusted FFO.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

SUMMARY OF INDEBTEDNESS OF CONTINUING OPERATIONS

MARCH 31, 2014

(dollars in thousands)

(unaudited)

							Proforma	Proforma
			Fixed-Rate	Floating-Rate		Total	TTM Hotel	TTM EBITDA
Indebtedness	Maturity	Interest Rate	Debt	Debt		Debt	EBITDA	Debt Yield

JPM Floater - 9 hotels	May 2014	LIBOR + 6.50%	$—	$135,000	(2)	$135,000	$18,082	13.4%
GEMSA Manchester - 1 hotel	May 2014	8.32%	5,036	—		5,036	808	16.0%
Senior credit facility - Various	September 2014	LIBOR + 2.75% to 3.5%	—	—	(5)	—	N/A	N/A
Goldman Sachs - 5 hotels	November 2014	Greater of 6.40% or LIBOR + 6.15%	—	211,000	(3)	211,000	25,243	12.0%
UBS 1 - 8 hotels	December 2014	5.75%	101,724	—		101,724	12,494	12.3%
Wells Senior - 25 hotels	March 2015	LIBOR + 3.00%	—	380,222	(4)	380,222	67,388	17.7%
Mezz 1 - 28 hotels	March 2015	Greater of 7.00% or LIBOR + 6.00%	—	93,428	(4)	93,428	90,332	14.4%
Mezz 2 - 28 hotels	March 2015	Greater of 8.00% or LIBOR + 7.00%	—	88,941	(4)	88,941	90,332	12.6%
Mezz 3 - 28 hotels	March 2015	Greater of 10.50% or LIBOR + 9.50%	—	76,235	(4)	76,235	90,332	11.4%
Mezz 4 - 28 hotels	March 2015	LIBOR + 2.00%		13,218	(4)	13,218	90,332	11.2%
Merrill 1 - 10 hotels	July 2015	5.22%	148,346	—		148,346	22,181	15.0%
UBS 2 - 8 hotels	December 2015	5.70%	94,360	—		94,360	12,475	13.2%
Merrill 2 - 5 hotels	February 2016	5.53%	107,288	—		107,288	16,742	15.6%
Merrill 3 - 5 hotels	February 2016	5.53%	88,974	—		88,974	16,711	18.8%
Merrill 7 - 5 hotels	February 2016	5.53%	77,072	—		77,072	12,808	16.6%
Morgan Stanley MIP - 5 hotels	February 2016	LIBOR + 4.75%	—	200,000	(1)	200,000	19,037	9.5%
Wachovia 1 - 5 hotels	April 2017	5.95%	112,960	—		112,960	13,281	11.8%
Wachovia 5 - 5 hotels	April 2017	5.95%	101,533	—		101,533	11,188	11.0%
Wachovia 6 - 5 hotels	April 2017	5.95%	154,494	—		154,494	16,407	10.6%
Wachovia 2 - 7 hotels	April 2017	5.95%	123,578	—		123,578	12,940	10.5%
Morgan Stanley Boston Back Bay - 1 hotel	January 2018	4.38%	72,503	—		72,503	9,583	13.2%
Morgan Stanley Princeton/Nashville - 2 hotels	January 2018	4.44%	79,278	—		79,278	13,362	16.9%
GACC Gateway - 1 hotel	November 2020	6.26%	100,910	—		100,910	15,013	14.9%
GACC Jacksonville RI - 1 hotel	January 2024	5.49%	10,775	—		10,775	1,314	12.2%
GACC Manchester RI - 1 hotel	January 2024	5.49%	7,383	—		7,383	974	13.2%

Total			$1,386,214	$1,198,044		$2,584,258	$318,031	12.3%

Percentage			53.6%	46.4%		100.0%

Weighted average interest rate			5.61%	5.53%		5.58%

All indebtedness is non-recourse with the exception of the senior credit facility.

(1) This mortgage loan has three one-year extension options beginning February 2016, subject to satisfaction of certain conditions.

(2) This mortgage loan has three one-year extension options beginning May 2014, subject to satisfaction of certain conditions.

(3) This mortgage loan has three one-year extension options beginning November 2014, subject to satisfaction of certain conditions.

(4) Each of these mortgage loans has a one-year extension option beginning March 2015.

(5) This credit facility has a one-year extension option subject to advance notice and a 0.25% extension fee beginning September 2014.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED

MARCH 31, 2014

(in thousands)

(unaudited)

	2014	2015	2016	2017	2018	Thereafter	Total

GEMSA Manchester - 1 hotel	$5,004	$—	$—	$—	$—	$—	$5,004
Senior credit facility - Various	—	—	—	—	—	—	—
UBS 1 - 8 hotels	100,119	—	—	—	—	—	100,119
Merrill 1 - 10 hotels	—	142,922	—	—	—	—	142,922
UBS 2 - 8 hotels	—	90,680	—	—	—	—	90,680
Merrill 2 - 5 hotels	—	—	101,740	—	—	—	101,740
Merrill 3 - 5 hotels	—	—	84,374	—	—	—	84,374
Merrill 7 - 5 hotels	—	—	73,086	—	—	—	73,086
Wells Senior - 25 hotels	—	—	380,222	—	—	—	380,222
Mezz 1 - 28 hotels	—	—	93,428	—	—	—	93,428
Mezz 2 - 28 hotels	—	—	88,941	—	—	—	88,941
Mezz 3 - 28 hotels	—	—	76,235	—	—	—	76,235
Mezz 4 - 28 hotels	—	—	13,218	—	—	—	13,218
JPM Floater - 9 hotels	—	—	—	135,000	—	—	135,000
Wachovia 1 - 5 hotels	—	—	—	107,351	—	—	107,351
Wachovia 5 - 5 hotels	—	—	—	96,491	—	—	96,491
Wachovia 6 - 5 hotels	—	—	—	146,823	—	—	146,823
Wachovia 2 - 7 hotels	—	—	—	117,441	—	—	117,441
Goldman Sachs - 5 hotels	—	—	—	211,000	—	—	211,000
Morgan Stanley Boston Back Bay - 1 hotel	—	—	—	—	67,358	—	67,358
Morgan Stanley Princeton/Nashville - 2 hotels	—	—	—	—	73,703	—	73,703
GACC Gateway - 1 hotel	—	—	—	—	—	89,886	89,886
GACC Jacksonville RI - 1 hotel	—	—	—	—	—	9,036	9,036
GACC Manchester RI - 1 hotel	—	—	—	—	—	6,191	6,191
Morgan Stanley MIP - 5 hotels	—	—	—	—	—	200,000	200,000

Principal due in future periods	$105,123	$233,602	$911,243	$814,106	$141,060	$305,113	$2,510,248

Scheduled amortization payments remaining	18,708	22,851	14,094	11,046	2,063	5,249	74,010

Total indebtedness of continuing operations	$123,831	$256,453	$925,337	$825,152	$143,123	$310,362	$2,584,258

NOTE: These maturities assume no event of default would occur.

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ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

KEY PERFORMANCE INDICATORS - PRO FORMA

(dollars in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013	% Variance

ALL HOTELS INCLUDED IN ASHFORD TRUST CONTINUING OPERATIONS:
Room revenues (in thousands)	$207,410	$195,383	6.16%
RevPAR	$101.55	$94.47	7.49%
Occupancy	73.48%	70.66%	3.99%
ADR	$138.20	$133.71	3.36%

NOTES:

(1)         The above pro forma table assumes the 114 hotel properties owned and included in continuing operations at March 31, 2014 were owned as of the beginning of each of the periods presented.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN ASHFORD TRUST CONTINUING OPERATIONS:
Room revenues (in thousands)	$168,876	$157,623	7.14%
RevPAR	$101.57	$93.58	8.54%
Occupancy	74.20%	70.39%	5.41%
ADR	$136.90	$132.95	2.97%

NOTES:

(1)         The above pro forma table assumes the 95 hotel properties owned and included in continuing operations at March 31, 2014, but not under renovation for three months ended March 31, 2014 were owned as of the beginning of each of the periods presented.

(2)         Excluded Hotels Under Renovation:

Courtyard Boston Downtown, Hilton Costa Mesa, Marriott Sugarland, Hampton Inn Terre Haute, Hyatt Regency Wind Watch, Renaissance Nashville, Silversmith, Crown Plaza Key West, Embassy Suites Portland Downtown, Residence Inn San Diego Sorrento Mesa, Residence Inn Hartford, Sheraton Indianapolis, Residence Inn Newark, Courtyard Overland Park, Crowne Plaza Ravinia, Embassy Suites Crystal City, Residence Inn Evansville, Residence Inn Plano, Courtyard Bloomington

(3)         On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above proforma tables reflects an extra 3 days in Marriott-managed properties for Q1 2013.

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ASHFORD HOSPITALITY TRUST, INC.

PRO FORMA HOTEL OPERATING PROFIT MARGIN

(unaudited)

THE FOLLOWING PRO FORMA EBITDA MARGIN TABLE REFLECTS THE 86 HOTELS INCLUDED IN THE COMPANY’S CONTINUING OPERATIONS AND THE COMPANY’S 71.74% SHARE OF THE 28 HOTELS INCLUDED IN THE HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC), AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

114 Trust
Properties
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

1st Quarter 2014	31.29%
1st Quarter 2013	30.02%
Variance	1.27%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	0.37%
Food & Beverage and Other Departmental	0.52%
Administrative & General	0.37%
Sales & Marketing	0.45%
Hospitality	-0.11%
Repair & Maintenance	-0.04%
Energy	-0.18%
Franchise Fee	-0.55%
Management Fee	0.16%
Incentive Management Fee	-0.19%
Insurance	0.11%
Property Taxes	0.07%
Other Taxes	0.01%
Leases/Other	0.28%
Total	1.27%

NOTE:

On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above proforma tables reflects an extra 3 days in Marriott-managed properties for Q1 2013.

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ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(unaudited)

ALL HOTELS INCLUDED IN ASHFORD TRUST CONTINUING OPERATIONS:

	Three Months Ended March 31,
	2014	2013	% Variance
REVENUE
Rooms	$207,410	$195,383	6.2%
Food and beverage	48,429	45,511	6.4%
Other	8,486	8,624	-1.6%
Total hotel revenue	264,325	249,518	5.9%

EXPENSES
Rooms	46,505	44,558	4.4%
Food and beverage	31,842	31,007	2.7%
Other direct	4,651	4,735	-1.8%
Indirect	74,302	70,901	4.8%
Management fees, includes base and incentive fees	11,064	10,376	6.6%
Total hotel operating expenses	168,364	161,577	4.2%
Property taxes, insurance, and other	13,258	13,025	1.8%
HOTEL OPERATING PROFIT (Hotel EBITDA)	82,703	74,916	10.4%
Hotel EBITDA Margin	31.29%	30.02%	1.27%

Minority interest in earnings of consolidated joint ventures	39	37	5.4%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$82,664	$74,879	10.4%

NOTES:

(1)       The above pro forma table assumes the 114 hotel properties owned and included in continuing operations at March 31, 2014 were owned as of the beginning of each of the periods presented.

(2)       On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above proforma tables reflects an extra 3 days in Marriott-managed properties for Q1 2013.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended March 31,
	2014	2013	% Variance
REVENUE
Rooms	$168,876	$157,623	7.1%
Food and beverage	37,201	34,695	7.2%
Other	6,635	6,484	2.3%
Total hotel revenue	212,712	198,802	7.0%

EXPENSES
Rooms	37,788	36,082	4.7%
Food and beverage	24,455	23,666	3.3%
Other direct	3,508	3,549	-1.2%
Indirect	58,655	56,092	4.6%
Management fees, includes base and incentive fees	9,188	8,462	8.6%
Total hotel operating expenses	133,594	127,851	4.5%
Property taxes, insurance, and other	10,387	10,292	0.9%
HOTEL OPERATING PROFIT (Hotel EBITDA)	68,731	60,659	13.3%
Hotel EBITDA Margin	32.31%	30.51%	1.80%

Minority interest in earnings of consolidated joint ventures	22	16	37.5%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$68,709	$60,643	13.3%

NOTES:

(1)       The above pro forma table assumes the 95 hotel properties owned and included in continuing operations at March 31, 2014 but not under renovation for three months ended March 31, 2014, were owned as of the beginning of each of the periods presented.

(2)         Excluded Hotels Under Renovation:

Courtyard Boston Downtown, Hilton Costa Mesa, Marriott Sugarland, Hampton Inn Terre Haute, Hyatt Regency Wind Watch, Renaissance Nashville, Silversmith, Crown Plaza Key West, Embassy Suites Portland Downtown, Residence Inn San Diego Sorrento Mesa, Residence Inn Hartford, Sheraton Indianapolis, Residence Inn Newark, Courtyard Overland Park, Crowne Plaza Ravinia, Embassy Suites Crystal City, Residence Inn Evansville, Residence Inn Plano, Courtyard Bloomington

(3)         On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above proforma tables reflects an extra 3 days in Marriott-managed properties for Q1 2013.

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HIGHLAND HOSPITALITY PORTFOLIO

(PIM Highland Holding LLC)

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(unaudited)

71.74% PRO-RATA SHARE OF ALL HOTELS INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO CONTINUING OPERATIONS:

	Three Months Ended March 31,
	2014	2013	% Variance
REVENUE
Rooms	$54,628	$51,760	5.5%
Food and beverage	20,818	18,979	9.7%
Other	2,500	2,581	-3.1%
Total hotel revenue	77,946	73,320	6.3%

EXPENSES
Rooms	12,395	12,307	0.7%
Food and beverage	12,975	12,584	3.1%
Other direct	1,125	1,201	-6.3%
Indirect	22,940	21,737	5.5%
Management fees, includes base and incentive fees	2,898	2,576	12.5%
Total hotel operating expenses	52,333	50,405	3.8%
Property taxes, insurance, and other	4,082	3,999	2.1%
HOTEL OPERATING PROFIT (Hotel EBITDA)	$21,531	$18,916	13.8%
Hotel EBITDA Margin	27.62%	25.80%	1.82%

NOTES:

(1)       The above pro forma table assumes the 28 hotel properties owned and included in continuing operations at March 31, 2014 were owned as of the beginning of each of the periods presented.

(2)       On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above proforma tables reflects an extra 3 days in Marriott-managed properties for Q1 2013.

(3)         These 28 properties are also included in the pro forma hotel operating profit of Ashford Trust.

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ASHFORD HOSPITALITY TRUST, INC.

PRO FORMA HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(unaudited)

THE FOLLOWING PRO FORMA SEASONALITY TABLE REFLECTS THE 86 HOTELS INCLUDED IN THE COMPANY’S CONTINUING OPERATIONS AND THE COMPANY’S 71.74% SHARE OF THE 28 HOTELS INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC) AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	2014	2013	2013	2013
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	TTM

Ashford Trust
Total Hotel Revenue	$264,325	$238,992	$250,177	$275,921	$1,029,415
Hotel EBITDA	$82,703	$67,125	$74,463	$93,740	$318,031
Hotel EBITDA Margin	31.29%	28.09%	29.76%	33.97%	30.89%

EBITDA % of Total TTM	26.0%	21.1%	23.4%	29.5%	100.0%

JV Interests in EBITDA	$39	$73	$80	$75	$267

71.74% of PIM Highland Holding LLC Portfolio (included in Ashford Trust above)
Total Hotel Revenue	$77,946	$73,095	$74,709	$84,763	$310,513
Hotel EBITDA	$21,531	$19,571	$20,953	$28,277	$90,332
Hotel EBITDA Margin	27.62%	26.77%	28.05%	33.36%	29.09%

EBITDA % of Total TTM	23.8%	21.7%	23.2%	31.3%	100.0%

NOTE:

On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above proforma tables reflects an extra 3 days in Marriott-managed properties for Q1 2013.

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ASHFORD HOSPITALITY TRUST, INC.

INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC)

PRO FORMA HOTEL REVPAR BY MARKET

(unaudited)

			Three Months Ended
	Number of	Number of	March 31,
Region	Hotels	Rooms	2014	2013	% Change

Atlanta, GA Area	9	1,428	$93.35	$84.98	9.8%
Boston, MA Area	2	506	$103.16	$108.72	-5.1%
Dallas / Ft. Worth Area	6	1,340	$103.57	$91.56	13.1%
Houston, TX Area	3	607	$110.84	$104.97	5.6%
Los Angeles, CA Metro Area	8	1,783	$113.01	$97.23	16.2%
Miami, FL Metro Area	3	584	$160.89	$152.38	5.6%
Minneapolis - St. Paul, MN-WI Area	2	520	$87.07	$80.96	7.5%
New York / New Jersey Metro Area	7	1,559	$97.39	$95.87	1.6%
Orlando, FL Area	6	1,834	$97.50	$93.40	4.4%
Philadelphia, PA Area	3	648	$80.94	$73.24	10.5%
San Diego, CA Area	2	410	$93.59	$86.86	7.7%
San Francisco - Oakland, CA Metro Area	5	1,011	$114.15	$100.58	13.5%
Tampa, FL Area	3	582	$122.62	$117.62	4.3%
Washington DC - MD - VA Area	10	2,290	$106.95	$105.90	1.0%
Other Areas	45	7,592	$94.72	$86.92	9.0%

Total Portfolio	114	22,694	$101.55	$94.47	7.5%

NOTES:

(1)        The above pro forma table presents the 86 hotel properties included in Company’s continuing operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of each of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.

INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC)

PRO FORMA HOTEL OPERATING PROFIT (HOTEL EBITDA) BY MARKET

(Unaudited)

			Three Months Ended
			March 31,
Region	Number of Hotels	Number of Rooms	2014	% of Total	2013	% of Total	% Change

Atlanta, GA Area	9	1,428	$4,748	5.7%	$3,670	4.9%	29.4%
Boston, MA Area	2	506	947	1.1%	1,310	1.7%	-27.7%
Dallas / Ft. Worth Area	6	1,340	5,443	6.6%	4,829	6.4%	12.7%
Houston, TX Area	3	607	2,924	3.5%	2,600	3.5%	12.5%
Los Angeles, CA Metro Area	8	1,783	8,201	9.9%	6,589	8.8%	24.5%
Miami, FL Metro Area	3	584	4,390	5.3%	4,173	5.6%	5.2%
Minneapolis - St. Paul, MN-WI Area	2	520	1,612	1.9%	1,379	1.8%	16.9%
New York / New Jersey Metro Area	7	1,559	5,658	6.8%	5,576	7.4%	1.5%
Orlando, FL Area	6	1,834	6,259	7.6%	6,108	8.2%	2.5%
Philadelphia, PA Area	3	648	1,193	1.4%	1,016	1.4%	17.4%
San Diego, CA Area	2	410	1,150	1.4%	1,113	1.5%	3.3%
San Francisco - Oakland, CA Metro Area	5	1,011	4,371	5.3%	3,620	4.8%	20.7%
Tampa, FL Area	3	582	3,107	3.8%	3,050	4.1%	1.9%
Washington DC - MD - VA Area	10	2,290	8,302	10.0%	8,280	11.1%	0.3%
Other Areas	45	7,592	24,398	29.5%	21,603	28.8%	12.9%

Total Portfolio	114	22,694	$82,703	100.0%	$74,916	100.0%	10.4%

NOTES:

(1)         The above pro forma table presents the 86 hotel properties included in Company’s continuing operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of each of the periods presented.

(2)         The above pro forma table includes hotel operating profit for 100% of the 86 hotel properties included in the Company’s continuing operations and the Company’s 71.74% share of the 28 hotels included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of the periods presented.

(3)         On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above proforma tables reflects an extra 3 days in Marriott-managed properties for Q1 2013.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

TOTAL ENTERPRISE VALUE

MARCH 31, 2014

(in thousands except share price)

(unaudited)

March 31,
2014
End of quarter diluted shares outstanding	82,463
Partnership units outstanding (common share equivalents)	19,912
Combined diluted shares and partnership units outstanding	102,375
Common stock price at quarter end	$11.27
Market capitalization at quarter end	$1,153,765
Series A preferred stock	$41,430
Series D preferred stock	$236,718
Series E preferred stock	$115,750
Debt on balance sheet date*	$2,582,395
Net working capital (see below)*	$(394,765)
Total enterprise value (TEV)*	$3,735,293

Ashford Prime Investment:
Partnership units owned at end of quarter	4,978
Common stock price at quarter end	$15.12
Market value of Ashford Prime investment	$75,267

Cash & cash equivalents*	$171,693
Marketable securities, net	27,150
Restricted cash*	123,445
Accounts receivable, net*	47,086
Prepaid expenses*	18,749
Due from affiliates, net*	3,453
Due from 3rd party hotel managers, net*	49,221
Market value of Ashford Prime investment	75,267
Total current assets	$516,064

Accounts payable, net & accrued expenses*	$100,408
Dividends payable	20,891
Total current liabilities	$121,299

Net working capital*	$394,765

* Includes the Company’s pro rata share of all joint ventures

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Ashford Hospitality Trust, Inc.

Anticipated Capital Expenditures Calendar (a)

		2014
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Estimated	Estimated	Estimated
Embassy Suites East Syracuse	215			x
Hyatt Regency Savannah	351				x
Courtyard Boston Downtown	315	x	x		x
Hilton Costa Mesa	486	x
Marriott Sugarland	300	x
Hampton Inn Terre Haute	112	x	x
Hyatt Regency Wind Watch	358	x
Embassy Suites Palm Beach Gardens	160			x
Hyatt Coral Gables	250			x
Hilton Parsippany	354				x
Renaissance Nashville	673	x
Silversmith	143	x
Crowne Plaza Key West	160	x	x	x
Crowne Plaza Ravinia	495	x	x		x
Embassy Suites Portland Downtown	276	x
Residence Inn San Diego Sorrento Mesa	150	x
Residence Inn Hartford Manchester	96	x
Sheraton Indianapolis	378	x	x
Residence Inn Newark	168	x	x
Courtyard Overland Park	168	x	x
Embassy Suites Crystal City	267	x	x
Hilton Fort Worth	294		x	x
Residence Inn Evansville	78	x
Residence Inn Plano	126	x	x
Courtyard Bloomington	117	x	x
Residence Inn Phoenix Airport	200			x
Sheraton Minnetonka	220		x	x
Courtyard Tipton Lakes	90		x
Marriott RTP	225		x
Hilton Minneapolis	300			x	x
Courtyard Newark/Silicon Valley	181			x	x
Springhill Suites Orlando LBV	400			x	x
Crowne Plaza Beverly Hills	258		x	x	x
Hilton Tampa	238			x	x
Sheraton Bucks County	186				x
Marriott Bridgewater	347				x
Marriott Dallas Market Center	265		x		x
Hyatt Savannah	351				x
Pier House	142			x
Embassy Suites Flagstaff	119				x

(a) Only hotels which have had or are expected to have significant capital expenditures that could result in displacement during 2014 are included in this table.